Exhibit 4.13

COOPER GRACE WARD

LAWYERS

Our ref: KRM: MRF 10102364 6 December 2011 James Hardie Australia Pty Ltd 10 Colquhoun Street Rosehill NSW 2141	Level 21, 400 George Street Brisbane 4000 Australia GPO Box 834, Brisbane 4001 T 61 7 3231 2444 F 61 7 3221 4356 www.cgw.com.au ABN 95 591 906 639

By post and by facsimile: 1800 818 819

Your lease of 46 Randle Road, Meeandah, Queensland – Notice of sale of property

We act for Northshore No 3 Pty Ltd as trustee (Northshore).

Northshore purchased the property from Brookfield Meeandah Landowner Pty Ltd (as trustee) on 6 December 2011.

Please find enclosed:

1:	Notice to Lessee; and
2.	Notice to Guarantor.

In accordance with the notices, can you please advise your accounts payable department of the change in landlord entity and landlord’s bank details which are identified below:

Northshore No 3 Pty Ltd

[Bank name] – [Bank account]

Please pay all rent and other money payable under the lease from 6 December 2011 to Northshore.

The primary contact for Northshore is:

Mr	Angus Campbell
Mobile	0407 061 824
Email	angusc@northshorecorp.com.au
Mail	PO Box 1031 Hamilton Qld 4007

Angus Campbell will be making contact directly with you Accounts Department and Operations Team.

James Hardie Australia Pty Ltd Page 2	Cooper Grace Ward

Yours faithfully

COOPER GRACE WARD

/s/ Katie Miller	/s/ Marcus Ford
Katie Miller Senior Associate T 61 7 3231 2983 F 61 7 3231 8983 E katie.miller@cgw.com.au	Marcus Ford Partner

CC:	James Hardie Industries SE (formerly James Hardie Industries N.V.)
Guarantor of the lease
Facsimile +353 1 479 1128

This electronic transmission (and any following pages) is confidential, may contain legally privileged information and is intended solely for the named addresses. If you receive this document in error, please destroy it and advise the sender.

NOTICE TO LESSEE

TO: James Hardie Australia Pty Limited, 10 Colquhoun Street, Rosehill NSW

Brookfield Meeandah Landowner Pty Limited: Lease to James Hardie Australia Pty Limited

Premises: 46 Randle Road, Meeandah being all of the land in lot 27 on RP64120, Lot 2 on RP34121 and Lot 3 on RP199034

Property: 46 Randle Road, Meeandah being all of the land in lot 27 on RP64120, Lot 2 on RP34121 and Lot 3 on RP199034

We act for Brookfield Meeandah Landowner Pty Limited which has today completed the sale of the above Property to Northshore No 3 Pty Ltd. That sale was subject to your tenancy under lease dated 6 November 1998 (registered no. 706009769 as varied by Amendment No. 706009780 and Amendment No. 707678947).

Please pay all rent and other money payable under that lease falling due for payment after 6 December 2011 to Northshore No 3 Pty Ltd or as it or its solicitors Cooper Grace Ward Lawyers direct.

Yours faithfully

/s/ Signed on behalf of Norton Rose Australia by Lexia Wilson, Partner

For and on behalf of Brookfield Meeandah Landowner Pty Ltd CAN 108 198 616

By its solicitor

Dated: 6 December 2011

NOTICE TO GUARANTOR

TO: James Hardie Industries N.V.

Your Guarantee to Brookfield Meeandah Landowner Pty Limited

Lease to James Hardie Australia Pty Limited

Premises: 46 Randle Road, Meeandah being all of the land in lot 27 on RP64120, Lot 2 on RP34121 and Lot 3 on RP199034

Property: 46 Randle Road, Meeandah being all of the land in lot 27 on RP64120, Lot 2 on RP34121 and Lot 3 on RP199034

We act for Brookfield Meeandah Landowner Pty Limited which has today completed the sale of the above Property to Northshore No 3 Pty Ltd. That sale was subject to your tenancy under Lease.

We note that you have guaranteed the performance of the Lessee’s obligations under the Lease and agreed to indemnify the lessor in this regards. The benefit of your guarantee and indemnity has today been assigned by the vendor to the purchaser who is now the lessor under the Lease.

Your obligations under the guarantee and indemnity are not otherwise altered.

Yours faithfully

/s/ Signed on behalf of Norton Rose Australia by Lexia Wilson, Partner

For and on behalf of Brookfield Meeandah Landowner Pty Ltd CAN 108 198 616

By its solicitor

Dated: 6 December 2011